UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Monogram Residential Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLEASE VOTE TODAY

November 25, 2014

Monogram Residential Trust 2014 Stockholder Meeting

Dear Stockholder:

We would like to remind you of the upcoming 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Monogram Residential Trust, Inc. (the “Company”), scheduled for 10:00 a.m., local time on Monday, December 15, 2014 at the Hilton Hotel, Bluestem Room, 5805 Granite Parkway, Plano, Texas 75024.

We recently mailed you a proxy statement and proxy card to obtain your vote on seven proposals (the “Proposals”).  According to our latest records, we have not received your proxy vote for the Proposals.  Your vote is important, no matter how many shares you own.  The Annual Meeting cannot be held unless stockholders holding at least a majority of our shares either attend the meeting or vote by proxy.  The Board of Directors has unanimously approved the Proposals and recommends that you vote in favor of all of the Proposals.

Voting is quick and easy. We encourage you to vote now using one of these options:

1.             Vote by Phone at 1-888-850-2982

Please call the toll-free number printed above and speak to a live representative. The service is available Monday through Friday 9:00 a.m. to 8:00 p.m. Eastern Time, and Saturday 10:00 a.m. to 6:00 p.m. Eastern Time.  Please note that for telephone voting you will need your control number, which is located on the enclosed proxy card.

2.             Vote by Internet

Please visit www.2voteproxy.com/mrt and follow the online instructions.  Please note that for internet voting you will need your control number, which is located on the enclosed proxy card, and the last four digits of the primary stockholder’s social security number or tax identification number.

3.                                      Vote by Mail

Please mail your signed proxy card(s) in the enclosed postage-paid envelope.

FOR TELEPHONE AND INTERNET VOTING, YOUR VOTE MUST BE RECEIVED BY 11:59 P.M., EASTERN TIME, ON DECEMBER 14, 2014.

If you have already voted, thank you for your response.  If you have any further questions related to the Proposals, please contact our proxy solicitor, Boston Financial Data Services at 1-888-850-2982 or if would like to receive another copy of the proxy statement, please contact the Company at 469.250.5500.  We encourage all stockholders to please read the full proxy statement.  In addition, all proxy materials are conveniently available online at www.monogramres.com/annual-meeting-materials/.

We appreciate your continued interest and support of the Company and encourage you to vote today.

Sincerely,

Daniel J. Rosenberg
Senior Vice President, General Counsel and Secretary

5800 Granite Parkway Ste. 1000, Plano, Texas 75024

469-250-5500

monogramresidentialtrust.com